UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2013

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 6, 2013, the registrant issued a press release announcing preliminary financial and operational results for the quarter and year ended December 31, 2012. A copy of the press release is attached as Exhibit 99.1 to this current report.

The information in this Item 2.02, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof regardless of any general incorporation language in any such filing, unless the registrant expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.	Other Events.

On January 9, 2013, Harry F. Hixson, Jr., Ph.D, the registrant’s Chairman and Chief Executive Officer, and Ronald M. Lindsay, Ph.D., the registrant’s Executive Vice President of Strategic Planning and a member of the registrant’s board of directors, will present at the JP Morgan 31st Annual Healthcare Conference in San Francisco, CA, starting at 11:30 am Pacific time (2:30 pm Eastern time) to provide an overview of and update on the registrant.

The presentation is expected to last approximately 30 minutes and will be webcast live through the “Investors” section of the registrant’s website at www.sequenom.com. An audio replay will be available for 30 days following the initial presentation webcast. The presentation is currently posted on the registrant’s website.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 6, 2013, of the registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: January 7, 2013	By:	/s/ Bill Bowen
Bill Bowen
Senior Vice President and
General Counsel

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